                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

File by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         OLD DOMINION FREIGHT LINE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:
--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                         OLD DOMINION FREIGHT LINE, INC.

                     Executive Offices: 500 Old Dominion Way
                        Thomasville, North Carolina 27360

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 10, 2002

         The Annual Meeting of Stockholders of Old Dominion Freight Line, Inc., will be held Monday, May 20, 2002, at 10:00 a.m., in the Company's executive offices, 500 Old Dominion Way, Thomasville, North Carolina, for the following purposes:

         1.      To elect a board of seven directors of the Company.

         2. To transact such other business as may be brought before the meeting.

         Stockholders of record at the close of business on March 25, 2002, are entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors

                                           /s/ Joel B. McCarty, Jr.

                                           Joel B. McCarty, Jr.
                                           Secretary

Thomasville, North Carolina
April 10, 2002


                    If you do not intend to be present at the meeting, please sign, date and return the accompanying proxy promptly so that your shares of Common Stock may be represented and voted at the meeting. A return envelope is enclosed for your convenience.

                         OLD DOMINION FREIGHT LINE, INC.

                     Executive Offices: 500 Old Dominion Way
                        Thomasville, North Carolina 27360
                                 _______________

                                 PROXY STATEMENT
                                 _______________

     This Proxy Statement is being sent to stockholders on or about April 12, 2002, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Old Dominion Freight Line, Inc. (the "Company"), to be held on Monday, May 20, 2002, and at any adjournment thereof.

                              ELECTION OF DIRECTORS

     The Bylaws provide that the number of directors shall be not less than five nor more than nine. The Board of Directors has determined that the number of directors should be seven in 2002. The number of directors, within the maximum and minimum, is to be determined at each Annual Meeting by resolution adopted by the shareholders or, in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the Company. The Board has nominated the following seven individuals to serve as directors until the next Annual Meeting and until their successors shall have been elected and shall qualify. Unless authority is withheld, it is intended that Proxies received in response to this solicitation will be voted in favor of the following seven nominees:

                                                              Amount and Nature of Beneficial
                                                            Ownership of the Company's Common
                                                                Stock as of March 25, 2002
                                                --------------------------------------------------------------
                                                    Voting and
                                                Investment Power (1)                    In all Capacities
                                                --------------------                 -------------------------
Name, Age, Principal                                                                              Percent of
Occupation and Other Positions               Director                                Total          Common
and Offices with the Company                  Since         Sole        Shared       Shares         Stock
-------------------------------              --------       ----        ------       ------       ----------
Earl E. Congdon, 71 (2)(3)(4)                  1952             See "Principal Stockholders"
  Chairman of the Board of
  Directors and Chief Executive
  Officer of the Company

John R. Congdon, 69 (2)(3)(4)
  Vice Chairman of the Board of                1955             See "Principal Stockholders"
  Directors of the Company;
  Chairman of Old Dominion
  Truck Leasing, Inc.

                                                                       Amount and Nature of Beneficial
                                                                      Ownership of the Company's Common
                                                                          Stock as of March 25, 2002
                                                 -------------------------------------------------------------------
                                                     Voting and
                                                  Investment Power (1)                        In all Capacities
                                                 ---------------------                 -----------------------------
Name, Age, Principal                                                                                 Percent of
Occupation and Other Positions               Director                                  Total           Common
and Offices with the Company                  Since            Sole        Shared      Shares          Stock
-----------------------------                --------          ----        ------      ------          -----
John A. Ebeling, 64 (5)                        1985            5,000           -        5,000        Less than 1%
 Retired (former Vice Chairman of
 the Board of Directors,
 President and Chief Operating
 Officer of the Company)

Harold G. Hoak, 72 (4)(5)                      1991            1,000           -        1,000        Less than 1%
 Retired (former Regional Vice
 President of Wachovia Bank of North
 Carolina, N.A.)

Franz F. Holscher, 80 (3)(4)(5)                1991            1,000           -        1,000        Less than 1%
 Retired (former Chairman of
 Thurston Motor Lines, Inc.)

David S. Congdon, 45 (2)                       1998                See "Principal Stockholders"
 President and Chief Operating
 Officer of the Company

John R. Congdon, Jr., 45                       1998                See "Principal Stockholders"
 Vice Chairman of Old Dominion Truck
 Leasing, Inc.

_____________________

(1) Except as otherwise indicated, each director has sole voting and sole investment power with respect to the shares beneficially owned by such director.
(2)  Member of Executive Committee.
(3)  Member of Compensation Committee.
(4)  Member of Stock Option Plan Committee.
(5)  Member of Audit Committee.

     Earl E. Congdon has been employed by the Company since 1950 and has served as Chairman of the Board and Chief Executive Officer since 1985 and as a director since 1952. He is a son of E. E. Congdon, one of the founders of Old Dominion, the brother of John R. Congdon and the father of David S. Congdon.

     John R. Congdon has been employed by the Company since 1953 and has served as Vice Chairman of the Board since 1985 and as a director since 1955. He is also the Chairman of Old Dominion Truck Leasing, Inc., a North Carolina corporation that is engaged in full service leasing of tractors, trailers and other equipment, to which he devotes more than half of his time. He is a son of
E. E. Congdon, one of the founders of Old Dominion, the brother of Earl E. Congdon and the father of John R. Congdon, Jr.

     John A. Ebeling has been a director since August 1985. He formerly served as Vice Chairman from May 1997 to May 1999 and as President and Chief Operating Officer from August 1985 to May 1997. Mr. Ebeling was previously employed by ANR Freight Systems from 1978 to 1985, holding the positions of Chairman and Chief Executive Officer.

     Harold G. Hoak was elected a director in August 1991. Now retired, he serves on the Board of Directors of the Charlotte Merchants Foundation, Inc. He was President and General Manager of the Charlotte Merchants Association, Inc., from 1989 to 1994. Mr. Hoak was formerly employed by Wachovia Bank of North Carolina, N.A., from 1956 to 1989 and served as Regional Vice President for the Southern Region from 1976 to 1989.

     Franz F. Holscher was elected a director in August 1991. He served in a number of executive positions from 1970 to 1987 with Thurston Motor Lines and was Chairman of the Board of Directors from July 1984 through December 1987, when he retired. Mr. Holscher has been active in a number of organizations and associations within the trucking industry.

     David S. Congdon was elected a director in 1998. He has been employed by the Company since 1978 and, since May 1997, has served as President and Chief Operating Officer. He has held various senior management positions in the Company including Vice President - Quality and Field Services and Vice President
- Transportation, as well as other positions in operations and engineering. He is the son of Earl E. Congdon.

     John R. Congdon, Jr. was elected a director in 1998. He currently serves as the Vice Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc. (a company owned by Earl E. Congdon, John R. Congdon and members of the Congdon family), where he has been employed since May 1979. He is the son of John R. Congdon.

                             PRINCIPAL STOCKHOLDERS

     As of March 25, 2002, or such other date as indicated in the footnotes to the table, to the knowledge of management, the only persons beneficially owning more than five percent (5%) of the Company's Common Stock, its only class of voting security, are as follows:

           Name and Address of
             Beneficial Owner                 Number of Shares (1)          Percent
     ------------------------------           --------------------          ---------
     David S. Congdon                            1,371,099   (2)(6)           16.5%
        500 Old Dominion Way
        Thomasville, NC 27360

     Old Dominion Truck Leasing, Inc.            1,095,876   (3)              13.2%
        7511 Whitepine Road
        Richmond, VA 23237

     Earl E. Congdon                               922,300   (4)(6)           11.1%
        20 Harborage Isle
        Fort Lauderdale, FL 33316

     John R. Congdon                               881,646   (5)(6)           10.6%
        7511 Whitepine Road
        Richmond, VA 23237

     Fidelity Management & Research                831,300   (7)               9.9%
        Company
        82 Devonshire Street
        Boston, MA 02109

     Dimensional Fund Advisors Inc.                603,600   (8)               7.3%
        1299 Ocean Avenue, 11/th/ Floor
        Santa Monica, CA 90401

     Audrey L. Congdon                             514,117   (9)               6.2%
        500 Old Dominion Way
        Thomasville, NC 27360

     John R. Congdon, Jr                           480,749  (10)               5.8%
        7511 Whitepine Road
        Richmond, VA 23237

     Karen C. Vanstory                             480,216  (11)               5.8%
        5412 Horse Trail Road
        Summerfield, NC 27358

          Name and Address of
             Beneficial Owner                Number of Shares (1)        Percent
     ------------------------------          --------------------        -------
     Susan C. Terry                               435,866 (12)             5.2%
       10801 North Bank Road
       Richmond, VA 23233

     Jeffrey W. Congdon                           431,121 (13)             5.2%
       7511 Whitepine Road
       Richmond, VA 23237

     As of March 25, 2002, to the knowledge of management, the employees listed in the "Summary Compensation Table" and all Executive Officers and Directors of the Company as a group beneficially owned the following shares of the Company's Common Stock:

                 Name of
             Beneficial Owner               Number of Shares (1)                Percent
     --------------------------------       --------------------                -------
     Earl E. Congdon                             922,300 (4)(6)                    11.1%

     David S. Congdon                          1,371,099 (2)(6)                    16.5%

     John B. Yowell                              514,117 (9)                        6.2%

     J. Wes Frye                                  13,358 (14)               Less than 1%

     Joel B. McCarty, Jr.                          12,800 (15)               Less than 1%

     All Executive Officers and                4,376,645 (16)                      52.4%
        Directors of the Company as
        a group (10 persons)

_______________
(1) Except as described below, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2) Includes 1,764 shares owned of record by the named stockholder, 10,000 shares obtainable upon exercise of stock options exercisable within 60 days, 273,832 shares held as trustee of a revocable trust, 117,366 shares held as trustee or custodian for minor children of the stockholder, 777,633 shares through shared voting and investment rights as trustee under the Earl E. Congdon Intangible Trust, 103,000 shares through shared voting and investment rights as trustee under the Kathryn W. Congdon Intangible Trust, 78,504 shares through shared voting and investment rights by David S. Congdon's wife as trustee of an irrevocable trust and 9,000 shares owned by Mr. Congdon's wife.

(3) The voting stock of Old Dominion Truck Leasing, Inc. ("Leasing"), is owned by the Earl E. Congdon Intangibles Trust, David S. Congdon, Trustee (38.2%), John R. Congdon Revocable Trust (38.2%) and members of Earl E. Congdon's and John R. Congdon's respective families (23.6%). John R. Congdon is Chairman of the Board of Leasing and Earl E. Congdon is Vice Chairman of the Board. The Company's Common Stock owned by Leasing will be voted as directed by Earl E. Congdon and John R. Congdon or, in the event of disagreement, one-half of the shares will be voted as directed by Earl
     E. Congdon or his personal representative, attorney-in-fact or executor and one-half will be voted as directed by John R. Congdon or his personal representative, attorney-in-fact or executor. Any future sales or other disposition of such shares and the disposition of the proceeds of any sales will be determined by the Board of Directors of Leasing.

(4) Includes 777,633 shares through shared voting and investment rights as grantor of the Earl E. Congdon Intangible Trust, 41,667 shares through shared voting and investment rights as grantor of the Earl E. Congdon Family Trust and 103,000 shares owned beneficially by Earl E. Congdon's wife's through shared voting and investment rights under the Kathryn W. Congdon Intangible Trust with respect to which Earl E. Congdon disclaims beneficial ownership.

(5) Includes 838,247 shares held as trustee of a revocable trust, 41,667 shares through shared voting and investment rights as trustee of the Earl E. Congdon Family Trust and 1,732 shares owned by John R. Congdon's wife as trustee of a revocable trust for which John R. Congdon disclaims beneficial ownership.

(6) Does not include any of the shares owned by Old Dominion Truck Leasing, Inc.

(7) Based on information obtained from a Schedule 13G, dated February 14, 2002, filed with the Securities and Exchange Commission (the "SEC"), Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 831,300 shares of the Company's common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 831,300 shares, or 9.9%, of the common stock outstanding.

(8) Based on information obtained from a Schedule 13G dated January 30, 2002, filed with the SEC, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 603,600 shares of the Company's common stock as of December 31, 2001. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Old Dominion shares owned by the Funds. All securities reported in the 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9) Includes 1,764 shares owned of record by the named stockholder, 298,499 shares held as trustee of a revocable trust, 78,244 shares held as trustee or custodian for minor children of the stockholder, 68,223 shares through shared voting rights as trustee under the Karen C. Vanstory Irrevocable Trust, 47,467 shares held by Mrs. Congdon's husband, John B. Yowell, as trustee of an irrevocable trust, 10,500 shares obtainable upon exercise of John B. Yowell's stock options exercisable within 60 days and 9,420 shares owned by John B. Yowell.

(10) Includes 295,148 shares held as trustee of a revocable trust and 185,601 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(11) Includes 2,714 shares owned of record by the named stockholder, 291,913 shares held as trustee of a revocable trust, 68,223 shares through shared voting and investment rights as grantor of an irrevocable trust and 117,366 shares held as trustee or custodian for minor children of the stockholder.

(12) Includes 244,958 shares held as trustee of a revocable trust and 190,908 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(13) Includes 300,601 shares held as trustee of a revocable trust and 130,520 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(14) Includes 974 shares owned of record by the named stockholder, 284 shares owned in the Company's 401(k) plan, 12,000 shares obtainable upon exercise of stock options exercisable within 60 days and 100 shares owned by the stockholder's wife.

(15) Includes 800 shares owned of record by the named stockholder and 12,000 shares obtainable upon exercise of stock options exercisable within 60 days.

(16) Includes shares owned by Old Dominion Truck Leasing, Inc.

Section 16 Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires certain of the Company's officers and its directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by the SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the SEC since January 1, 2001, and of representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed in 2001 on a timely basis.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides a three-year overview of the cash compensation paid to the five most highly compensated executive officers of the Company:

    ========================================================================== ============================== ======================
                                                                                   Long-Term Compensation
    -------------------------------------------------------------------------- ------------------------------ ----------------------
                                                   Annual Compensation                     Awards
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
                      (a)                     (b)       (c)            (d)          (f)            (g)                 (i)
                                                                                 Restricted     Securities
                                                                                   Stock        Underlying    All Other Compensation
                                                      Salary        Bonus/(1)/    Award(s)      Options (#)          ($)/(2)/
          Name and Principal Position        Year       ($)            ($)          ($)
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
    Earl E. Congdon                          2001        $ 315,260   $ 367,856              0               0         $  9,948/(3)/
     Chairman of the Board and Chief
     Executive Officer
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             2000        $ 300,800   $ 439,326              0               0         $ 15,373
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             1999        $ 289,200   $ 466,707              0               0         $ 14,117
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
    David S. Congdon                         2001        $ 210,585   $ 222,650              0               0         $  6,092/(3)/
     President and Chief Operating Officer
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             2000        $ 198,100   $ 267,981              0               0         $  6,020
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             1999        $ 186,000   $ 291,691              0               0         $  2,749
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
    John B. Yowell                           2001        $ 166,380   $  96,804              0               0         $  6,351/(3)/
     Executive Vice President
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             2000        $ 154,200   $ 142,230              0               0         $  5,731
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             1999        $ 140,000   $ 116,677              0               0         $  2,872
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
    J. Wes Frye                              2001        $ 160,125   $  67,763              0               0         $  2,010/(3)/
     Treasurer, Chief Financial Officer and
     Assistant Secretary
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             2000        $ 148,620   $  82,587              0               0         $  2,319
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             1999        $ 136,060   $  93,341              0               0         $  1,921
    --------------------------------------- -------- ------------- ----------- -------------- --------------- ----------------------
    Joel B. McCarty, Jr.                     2001        $ 138,235   $  67,673              0               0         $  6,373/(3)/
     Senior Vice President, Secretary,
     General Counsel
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             2000        $ 127,500   $  82,587              0               0         $  6,118
                                            -------- ------------- ----------- -------------- --------------- ----------------------
                                             1999        $ 115,460   $  93,341              0               0         $  4,549
    ========================================================================== ============================== ======================

(1) Pursuant to an executive profit-sharing bonus program, the Company pays incentive cash bonuses to certain executive officers based upon the Company's income before taxes during the fiscal year.

(2) Includes pre-tax contributions by the Company to the Old Dominion 401(k) retirement plan, personal use of Company cars, excess premiums paid on group life insurance and the compensation element of premiums paid on split-dollar life insurance policies. The Company is a party to certain split-dollar life insurance agreements with certain members of the families of Earl E. Congdon and John R. Congdon pursuant to which the Company pays a portion of the premiums on life insurance policies insuring their lives in the aggregate face amounts of $16,922,378 and $16,858,399, respectively. The total benefits currently payable to the Company under the policies upon the death of Earl E. Congdon and John
         R. Congdon are $2,118,328 and $3,622,949, respectively. The Company's interest in the death benefit and cash surrender value of each policy is determined by reference to the amount of gross premiums paid by the Company, which in 2001, 2000 and 1999 were $400,466, $423,934 and
         $390,648, respectively.

(3)      Allocation of 2001 All Other Compensation:

                            Company
                          Contribution      Split-Dollar     Personal Use of         Excess Life
       Name               to 401k Plan     Life Insurance      Company Car        Insurance Premiums
-------------------       ------------     --------------    ---------------      ------------------
Earl E. Congdon             $ 1,175           $ 7,537           $     -               $   1,236
David S. Congdon              1,940                 -             4,062                      90
John B. Yowell                2,210                 -             4,003                     138
J. Wes Frye                   1,872                 -                 -                     138
Joel B. McCarty, Jr           1,835                 -             4,142                     396

Stock Options

         The Company's Board of Directors and stockholders have approved and adopted the 1991 Employee Stock Option Plan of Old Dominion Freight Line, Inc. (the "Option Plan"), for the benefit of key employees. The Option Plan covers 250,000 shares of the Company's Common Stock. The Option Plan provides for the granting of stock options that qualify as incentive stock options pursuant to
Section 422 of the Internal Revenue Code as well as nonqualified options. The exercise of a nonqualified stock option will result in compensation income equal to the difference between the option price and the fair market value of the stock acquired upon the exercise. Earl E. Congdon and John R. Congdon are not eligible to participate in the Option Plan.

         There were no options granted in 2001 and no additional options can be granted under the Option Plan after August 31, 2001.

         Options to purchase 224,000 shares under the Option Plan have been granted. As of March 25, 2002, there are options outstanding covering 38,000 shares of Common Stock at the exercise price of $17.87 per share, 31,500 shares at the exercise price of $19.25 per share, 23,500 shares at the exercise price of $19.00 per share and 18,500 shares at the exercise price of $10.00 per share. All of the options have been granted as incentive options. The sale of shares issuable under the Option Plan have been registered with the SEC.

         The following table reflects cumulative information regarding grants under the Option Plan:

===========================================================================================================================
                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------------------
             (a)                     (b)           (c)                 (d)                           (e)
                                                                Number of Securities            Value of Unexercised
                                   Shares          Value      Underlying Unexercised          In-The-Money Options at
             Name                 Acquired       Realized        Options at FY-End                     FY-End
                                on Exercise(#)     ($)       Exercisable/Unexercisable(#)    Exercisable/Unexercisable($)
---------------------------------------------------------------------------------------------------------------------------
Earl E. Congdon                       *             *                   *                             *
---------------------------------------------------------------------------------------------------------------------------
David S. Congdon                      0             0         10,000 Exercisable             $   2,680 Exercisable
                                                                   0 Unexercisable           $       0 Unexercisable
---------------------------------------------------------------------------------------------------------------------------
John B. Yowell                        0             0         10,500 Exercisable             $   2,680 Exercisable
                                                                   0 Unexercisable           $       0 Unexercisable
---------------------------------------------------------------------------------------------------------------------------
J. Wes Frye                           0             0         12,000 Exercisable             $   4,020 Exercisable
                                                                   0 Unexercisable           $       0 Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Joel B. McCarty, Jr.                  0             0         12,000 Exercisable             $   4,020 Exercisable
                                                                   0 Unexercisable           $       0 Unexercisable
===========================================================================================================================

______________
*        Not eligible to participate in the Option Plan.

Compensation of Directors

         Each of the Company's outside directors receives an annual retainer of $10,000 plus $1,200 for each meeting attended, including Board meetings and meetings of committees of the Board of Directors not held in conjunction with a meeting of the Board. Such directors also receive reimbursement of expenses incurred as a director. Directors who are also officers of the Company receive no such fees or expense reimbursement.

Report of Compensation Committee

         The Compensation Committee (the "Committee") is responsible for conducting an annual review of the Company's compensation plan for its executive officers including the evaluation of the components of the plan, the standards of performance measurement and the relationship between performance and compensation. The Committee reviews the compensation of each executive officer and makes specific recommendations to the Board of Directors based on factors that include the individual officer's performance, the ability of the Company to attract and retain qualified, experienced personnel and whether the plan provides appropriate motivation to achieve goals outlined by the Board of Directors.

         In determining the compensation of the Chief Executive Officer, the Committee began its evaluation prior to the time of the public offering in October 1991. The base salary was determined, in part, by comparison with the compensation of chief executive officers of other companies of comparable size and levels of profitability. The base salary is reviewed each year and compared to that of other chief executive officers as reported in various publications, such as Forbes magazine. The Chief Executive Officer received a 1.4% increase in the weekly base salary rate in 2001, which was primarily an inflationary adjustment factor. Since 1991, the average increase in the base salary rate has been 1.8%.

         The incentive bonus for the Chief Executive Officer is based upon the Company's profitability, a program that has been in place for many years, and the Compensation Committee believes that this is a fair measure of executive bonus compensation. The bonus is based upon a percentage, determined by the Committee, of pre-tax profits. In 2000, the Compensation Committee reduced the percentage of pre-tax profits used in determining the incentive bonus for many of the participants in the plan, including the Chief Executive Officer. The decision to revise and reduce the incentive bonus plan was based upon the Committee's projections of future profitability and its objective of compensating its senior employees with a balance of competitive salaries and bonus incentives. The salary and bonus amounts for 2001, 2000 and 1999 are reflected in the Summary Compensation Table. Both the base salary and the incentive bonus are evaluated in determining overall compensation. The Chief Executive Officer is not eligible to receive options under the Company's stock option plan.

         The base salary for all other officers is based upon the experience and qualifications of each officer, with the additional objective of remaining competitive in the industry in recruiting and retaining a well-qualified and effective management team. The incentive bonus for officers is determined by the Compensation Committee and is based upon the same criteria as the Chief Executive Officer, the performance of the Company as measured by its profitability. No stock options were granted to any individual in 2001.

         During 1993, Section 162(m) was added to the Internal Revenue Code (the "Code") that generally limits amounts that can be deducted for compensation paid to executives to $1 million, unless certain requirements are met. No executive received compensation in excess of $1 million in 2001; therefore, there were no compensation amounts that would be deemed nondeductible for the Company under
Section 162(m) of the Code. The Committee will continue to monitor the applicability of this section of the Code to the Company's compensation program each year.

                                 The Compensation Committee,

                                       Franz F. Holscher, Chairman
                                       Earl E. Congdon
                                       John R. Congdon

Compensation Committee Interlocks and Insider Participation

         Earl E. Congdon, Chairman of the Board of the Company and its Chief Executive Officer, and John R. Congdon, Vice Chairman of the Board, are members of the Compensation Committee. Mr. Holscher is not an employee of the Company and receives no compensation other than directors' fees from the Company.

         Earl E. Congdon and John R. Congdon are each 50% owners of E & J Enterprises ("E & J"), a Virginia general partnership that leases trailers to the Company. Pursuant to an agreement dated August 1, 1991, the Company leased 163 trailers from E & J at a monthly rental of $44,010. This lease expired on July 31, 1996, but was extended for an additional term of three years, which expired on July 31, 1999. The first extension of the lease required declining monthly payments ranging from $35,045 in the first year to $33,415 in the third year. On July 26, 1999, the Company's Board of Directors approved a second extension of the trailer lease agreement for a period of one year at the monthly rental rate of $33,415. At the end of the one-year term, the lease converted to a month-to-month lease with a monthly lease payment of $33,415, which requires a six-month notice of cancellation. Under the original lease and all extensions, the Company is responsible for insurance coverage, maintenance and repairs to the trailers. The Company has no purchase rights at the end of the lease term. Upon termination of the lease, for specified reasons, E & J may require the Company to purchase the trailers for cash at fair market value. The Company paid $400,980 in 2001 for trailers leased from E & J under the lease agreement, which was treated as an operating lease.

         In December 1988, the Company sold to E & J certain tracts of unimproved land and a vacant service center facility in exchange for a non-interest-bearing receivable in the amount of $579,798. E & J has repaid the amount outstanding under the receivable as parcels of the property have been sold. As of December 31, 2001, the amount outstanding on the receivable was $195,677.

         Old Dominion Truck Leasing, Inc., a North Carolina corporation whose voting stock is owned by the Earl E. Congdon Intangibles Trust, David S. Congdon, Trustee (38.2%), John R. Congdon Revocable Trust (38.2%) and members of Earl E. Congdon's and John R. Congdon's families (23.6%), is engaged in the business of purchasing and leasing tractors, trailers and other vehicles. John
R. Congdon is Chairman of the Board and Earl E. Congdon is the Vice Chairman of the Board of Leasing. Both individuals also serve on the Board of Directors and Compensation Committee of Old Dominion Freight Line. Since 1986, the Company and Leasing have combined their requirements for the purchase of tractors, trailers, equipment, parts, tires and fuel. The Company believes that, by so doing, it is often able to obtain pricing discounts because of the increased level of purchasing. While this is beneficial to the Company, management believes that the termination of this relationship would not have a material adverse impact upon the Company's financial results.

         In 2001, the Company charged Leasing $10,586 for vehicle repair, maintenance and other services, which it provides to Leasing at cost. In addition, the Company charged Leasing $12,000 in 2001 for rental of a vehicle maintenance and service facility located in Chesapeake, Virginia.

         The Company purchased $286,838 of maintenance and other services from Leasing in 2001. Old Dominion believes that the prices it pays for such services are lower than would be charged by unaffiliated third parties for the same quality of work and intends to continue to purchase maintenance and other services from Leasing, provided that its prices continue to be favorable to the Company. In addition, Leasing has a right of first refusal for the Company's future tractor and trailer leases, exercisable on the same terms offered to the Company by third parties. In 2001, the Company paid Leasing $8,363 for short-term tractor rentals. Currently, the Company has no long-term equipment leases in effect with Leasing.

         The Company leases a service center facility in Greensboro, North Carolina, from an irrevocable trust created by Earl E. Congdon and John R. Congdon, for the benefit of their families. On July 14, 2000, the Company's five-year lease of the property expired and the lease converted to a month-to-month lease. The five-year lease required escalating annual payments ranging from $29,000 per month in the first year to $31,391 in the fifth year and was accounted for as an operating lease. Under the month-to-month lease, initial payments of $31,391 were increased to $31,705 on December 15, 2000. The current agreement requires the Company to maintain insurance, maintenance and repairs to the facility. The Company made payments totaling $380,460 in 2001 under this lease. The Company has purchased an additional 20 acres of land adjacent to the property. The land will be sold to the Trust so that the entire combined acreage can be used for the expansion of the existing service center. The Company's Board of Directors, after review by the Audit Committee, has authorized the Company to lend the trust the sum of $380,000 to purchase the land at 7.5% interest to be repaid and amortized in monthly installments over ten years. The Company plans to construct and extend an additional 106 doors to the existing dock structure and make other improvements at a cost of approximately $9,700,000, which will be treated as a leasehold improvement and will be amortized over the life of a long-term lease. It is anticipated that the existing lease will be renegotiated for a longer term upon completion of the improvements; however, the final details of the structure of this transaction have not been determined. The expansion of the Greensboro facility will allow it to serve as a major breakbulk facility and will accommodate the need for additional capacity that has resulted from growth in business levels, which has required the Company to lease a 60 door service center facility in nearby High Point, NC in January, 1998. The Greensboro expansion will allow the Company to terminate the lease for the High Point service center and consolidate those operations at the enlarged Greensboro facility. It is anticipated that this will result in an increase in productivity and efficiency. The expansion project is expected to be completed by fall 2002.

         The Company is a party to certain split dollar life insurance policies, of which certain members of the families of Earl E. Congdon and John R. Congdon are designated beneficiaries. See Note (2) under the Summary Compensation Table in this proxy statement.

         The E & J lease and the equipment purchasing and servicing arrangement with Leasing permit the Company to obtain certain equipment and services at prices comparable to, or more favorable than, prices charged by unaffiliated third parties. The Company believes that the rent paid under the lease for the Greensboro service center is comparable to, or more favorable than, prices charged by unaffiliated third parties.

         Each of the foregoing transactions has been reviewed by the Audit Committee of the Company's Board of Directors, which consists of three nonemployee directors. The Audit Committee has approved the transactions that continue to be in effect as being fair to the Company. The Audit Committee believes that the terms and conditions of the foregoing transactions are substantially the same as, or more favorable to the Company than, would be available from nonaffiliates. The Company intends to enter into a re-negotiation and extension of the Greensboro, North Carolina lease as described above. Any extensions, modifications or renewals of existing transactions with such persons must be approved, in advance, by the Audit Committee as being on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party.

Performance Graph

         The following graph compares the total stockholder cumulative returns, assuming the reinvestment of all dividends, of $100 invested on January 1, 1997, in the Company's Common Stock, Nasdaq Trucking & Transportation Stocks and The Nasdaq Stock Market (US) for the five-year period ended December 31, 2001:

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                   (Assumes $100 Invested on January 1, 1997)

                            [LINE GRAPH APPEARS HERE]

                                             1/1/97   12/31/97  12/31/98  12/31/99 12/31/00  12/31/01
                                            ---------------------------------------------------------

Old Dominion Freight Line, Inc.                $100     $144     $107       $101     $ 89     $119
Nasdaq Trucking & Transportation Stocks        $100     $128     $116       $110     $100     $119
The Nasdaq Stock Market (US)                   $100     $122     $173       $321     $193     $153

                              CORPORATE GOVERNANCE

         The Company's Board of Directors held four regular meetings during 2001. All directors attended all meetings except for the January 2001 meeting, at which John R. Congdon was not present. One special meeting was held by conference call in 2001. All directors participated in this special meeting except John R. Congdon and Franz F. Holscher.

         The Board of Directors has four standing committees: Executive Committee, Audit Committee, Compensation Committee and Stock Option Plan Committee.

         The Executive Committee consists of Messrs. Earl E. Congdon (Chairman), John R. Congdon and David S. Congdon. The Executive Committee is empowered to act between meetings of the Board of Directors with powers of the full Board, except with respect to certain matters. This committee did not meet in 2001.

         The Audit Committee currently consists of Harold G. Hoak (Chairman), Franz F. Holscher and John A. Ebeling, three of the Company's nonemployee directors. The Audit Committee is governed by a written charter approved by the Board of Directors. Information regarding the functions performed by this committee is set forth in the "Report of Audit Committee", which is included in this annual proxy statement. The Audit Committee met four times in 2001, at which all members were present.

         The Compensation Committee consists of Franz F. Holscher (Chairman), Earl E. Congdon and John R. Congdon. The Compensation Committee meets periodically to review and approve the salaries and classifications of the Company's executive officers and other significant employees and its personnel policies. The Compensation Committee met once in 2001, at which all members were present.

         The Stock Option Plan Committee consists of Earl E. Congdon (Chairman), John R. Congdon, Harold G. Hoak and Franz F. Holscher. The Committee has authority to administer the Company's 1991 Employee Stock Option Plan, including authority to determine persons eligible to receive options and the terms upon which options are granted. The Stock Option Plan Committee did not meet in 2001.

                              INDEPENDENT AUDITORS

         Ernst & Young LLP has served the Company as independent auditors since 1994. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he desires to do so and to answer any questions that concern that firm's work for the Company.

         The Audit Committee and the Board of Directors have approved all of the nonaudit services performed by Ernst & Young LLP and believe they have no effect on audit independence. The Audit Committee has authorized management to engage the Company's independent accountants in nonaudit services relating to preparation of tax returns and working with state and federal agents on audits, but other matters require prior approval from the Audit Committee. For the last fiscal year, audit fees were $105,500, financial information systems design and implementation services fees were $0 and all other fees were $45,010.

                            REPORT OF AUDIT COMMITTEE

         The Audit Committee, which is comprised of three independent nonemployee directors, oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Audit Committee has also reviewed transactions between the Company and entities in which officers or directors of the Company or their affiliates have material interests and has determined that such existing transactions are fair to the Company. Any new transactions with officers, directors or their affiliates, and any extensions, modifications or renewals of existing transactions with such persons must be approved in advance by the Audit Committee as being on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                              The Audit Committee,

                                   Harold G. Hoak, Chairman
                                   Franz F. Holscher
                                   John A. Ebeling

                                     GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in so doing.

         The Board of Directors has fixed March 25, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On March 25, 2002, there were 8,315,240 outstanding shares of Common Stock of the Company, each entitled to one vote.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Stockholders do not have cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect, although they will be counted for purposes of establishing the presence of a quorum. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

         Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made but the Proxy is properly signed, the shares represented thereby will be voted in favor of each proposal. Such proxies, whether submitted by stockholders of record or by brokers holding shares in street name for their customers ("broker non-votes"), will be voted in favor of nominees for directors. Broker non-votes will not be counted either way in voting on other matters (where direction of beneficial owners is required) and, therefore, will have the effect of negative votes.

         Any stockholder submitting the accompanying Proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

         Management is not aware that any matters, other than those specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.

Annual Report on Form 10-K

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2001, without charge by writing to J. Wes Frye, Treasurer, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Exhibits are not included, but copies of them may be obtained from the Company upon payment of copying charges.

Deadline for Stockholders' Proposals

         Any stockholder desiring to present a proposal for action at the Company's 2003 Annual Meeting must deliver the proposal to the Company at its executive offices no later than November 22, 2002.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, even if the proposal is not to be included in the Company's proxy statement, the Company's bylaws provide that the stockholder must give timely notice of such business in writing to the Secretary of the Company at least 60 days and not more than 90 days prior to the meeting, except that if public disclosure of the date of the meeting is given less than 70 days prior to the meeting, notice by the stockholder will be considered timely if received by the Secretary by the close of business on the 10th day after public disclosure of the date of the meeting was made. As to each item of business, the notice must contain (i) a brief description of the business to be brought before the meeting and the reasons therefore, (ii) the name and address of record of the stockholder and the number of shares of the Company's stock owned of record or beneficially by the stockholder and (iii) any material interest the stockholder has in the proposed business.

                                      By Order of the Board of Directors

                                      /s/ Joel B. McCarty, Jr.

                                      Joel B. McCarty, Jr.
                                      Secretary

High Point, North Carolina
April 10, 2002

PROXY




                         OLD DOMINION FREIGHT LINE, INC.


    The undersigned stockholder of Old Dominion Freight Line, Inc. designates

  Earl E. Congdon, John R. Congdon, and Joel B. McCarty, Jr., and any of them,

      agents to vote the shares of the undersigned at the Annual Meeting of

    Stockholders, Monday, May 20, 2002, at 10:00 a.m., and at any adjournment thereof, as follows:

                   Please sign the proxy printed on the other
                      side and return it at once unless you
                     expect to attend the meeting in person.

                           (Continued on reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!



                         Annual Meeting of Stockholders

                         OLD DOMINION FREIGHT LINE, INC.

                                  May 20, 2002





                 Please Detach and Mail in the Envelope Provided


             Please mark your
A  [X]       votes as in this
             example.



                       VOTE FOR            WITHHOLD
                     all nominees        AUTHORITY TO
                  (except as marked     vote for all nominees
                   to the contrary)       listed at right

(1)  ELECTION OF         [_]                   [_]              Nominees:  Earl E. Congdon     (2)  To transact such other business
     DIRECTORS                                                             John R. Congdon          as may be brought before the
                                                                           John A. Eheling          meeting.
(Instruction:  To withhold authority to vote for an                        Harold G. Hoak
individual nominee strike a line through the                               Franz F. Holscher      THIS PROXY IS SOLICITED ON BEHALF
nominee's name.                                                            David S. Congdon       OF THE BOARD OF DIRECTORS AND WILL
                                                                           John R. Congdon Jr.    BE VOTED AS SPECIFIED BY THE
                                                                                                  STOCKHOLDER.

                                                                                                  IF NO SPECIFICATION IS MADE WITH
                                                                                                  RESPECT TO A MATTER WHERE A BALLOT
                                                                                                  IS PROVIDED, THIS PROXY WILL BE
                                                                                                  VOTED FOR SUCH MATTER.

                                                                                                  Your shares should be represented
                                                                                                  at the meeting by your proxy. The
                                                                                                  meeting will be held Monday, May
                                                                                                  20, 2002, at 10:00a.m. in the
                                                                                                  Executive Offices of Old Dominion
                                                                                                  Freight Line, Inc.
                                                                                                  500 Old Duminion Way, High Point,
                                                                                                  North Carolina.

                                                                                                 PLEASE SIGN AND SEND IN YOUR PROXY






SIGNATURE(S)__________________________________________________________ DATE: _______________________ 2002

NOTE: Please sign above as name(s) appear(s) on this card. (When signing as attorney, executor, administrator, trustee, guardian, etcetera, give full title as such. For joint accounts, each joint owner should sign.)